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                                                                  EXHIBIT 99(a)


                             JOINT FILING AGREEMENT


     The undersigned hereby agrees that the statement on Schedule 13G with respect to the shares of Common Stock of Microvision, Inc. dated February 1, 2000, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.


Date: February 10, 2000                 CAPITAL VENTURES INTERNATIONAL

                                        By: Heights Capital Management, pursuant
                                        to a Limited Power of Attorney, a copy
                                        of which is filed as Exhibit A to the
                                        Schedule 13G


                                        By:  /s/ Michael Spolan
                                            ------------------------------------
                                            Michael Spolan, General Counsel
                                            and Secretary




Date: February 10, 2000                  HEIGHTS CAPITAL MANAGEMENT, INC.



                                         By:  /s/ Michael Spolan
                                             -----------------------------------
                                             Michael Spolan, General Counsel
                                             and Secretary